FOR IMMEDIATE RELEASE

PRESS RELEASE

Please Contact:

Michael Hume

(949) 264-1475

info@bluewaterrestaurantgroup.com

www.bluewaterrestaurantgroup.com

Blue Water Announces Launch of Partytenders, Inc.

Suwanee, Georgia – October 3, 2011 – Blue Water Restaurant Group, Inc. (“Blue Water”) announces the launch of Partytenders, Inc. (“Partytenders”).  Partytenders was incorporated on October 1, 2011 in the State of Nevada as a wholly-owned subsidiary Blue Water.

Through this new operating division Blue Water will offer turnkey catering services to private parties and events.  Blue Water will provide these functions with food servers, bartenders, high-quality food selections and top-shelf spirits.

Michael Hume, Blue Water’s President and CEO, stated, “We are very excited with the launching of the Partytenders, Inc. division.  Our initial focus will be to cater private parties for the ongoing football season and, starting in November, expand the business to take advantage of the holiday season.”

Blue Water Restaurant Group, Inc. is a publicly held developer of casual dining restaurant properties.  Blue Water is presently at work developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean region.  Our initial restaurant is going to be called Blue Water Bar & Grill™ and will be located in St. Maarten, Dutch West Indies.  Additionally, we currently provide full-service catering to private parties and events through our Partytenders, Inc. subsidiary.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Blue Water Restaurant Group, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the food and beverage industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, and prospective dealings and joint venture projects.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Blue Water Restaurant Group.  These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws.  For a description of additional risks and uncertainties, please refer to Blue Water Restaurant Group’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Registrant Statement filed on Form S-1.